UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

RITTER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

1880 Century Park East, Suite 1000
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 203-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2017, Ritter Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”) pursuant to which the Company sold to the Underwriter in a public offering (the “Offering”) an aggregate of (i) 34,550,000 Class A Units consisting of 34,550,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $0.40 per unit, and warrants to purchase 34,550,000 shares of Common Stock, at a public offering price of $0.40 per unit, and (ii) 9,180 Class B Units consisting of 9,180 shares of its Series A Convertible Preferred Stock, with a stated value of $1,000, and convertible into an aggregate of 22,950,000 shares of Common Stock, and warrants to purchase 22,950,000 shares of Common Stock, at a public offering price of $1,000 per unit.

In addition, the Underwriter was granted an over-allotment option (the “Over-allotment Option”) for a period of 45 days to purchase up to an additional 8,625,000 shares of Common Stock and/or additional warrants to purchase up to 8,625,000 shares of Common Stock.

The Company also entered into a warrant agency agreement with its transfer agent, Corporate Stock Transfer, Inc., who will act as warrant agent for the Company, setting forth the terms and conditions of the warrants sold in the Offering (the “Warrant Agency Agreement”). The warrants have an exercise price of $0.44, are exercisable upon issuance and will expire five years from the date of issuance.

The Offering closed on October 3, 2017. The Company conducted the Offering pursuant to a Registration Statement on Form S-1 (File No. 333-219147), which was declared effective by the Securities and Exchange Commission on September 28, 2017. As of the closing of the Offering, the Underwriter has exercised the Over-Allotment Option with respect to warrants to purchase 2,975,000 shares of Common Stock.

The foregoing description of the Underwriting Agreement and the Warrant Agency Agreement are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and Warrant Agency Agreement (including the form of warrant certificate included in the Warrant Agency Agreement), which are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 29, 2017, the Company filed a Certificate of Designation with the Secretary of State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to its Series A Convertible Preferred Stock, par value $0.001 per share. The Certificate of Designation became effective with the Secretary of the State of Delaware upon filing. A copy of the Certificate of Designation is included as Exhibit 3.1 to this Report and is incorporated herein by reference.

Item 8.01 Other Events.

On September 29, 2017, the Company issued a press release announcing the pricing of the Offering. On October 3, 2017, the Company issued a press release announcing the closing of the Offering. A copy of the press releases are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated September 29, 2017, between Ritter Pharmaceuticals, Inc. and Aegis Capital Corp., as representative of the several underwriters named therein

Exhibit 3.1	Certificate of Designation of Series A Convertible Preferred Stock

Exhibit 4.1	Warrant Agency Agreement, dated September 29, 2017 by and between Ritter Pharmaceuticals, Inc. and Corporate Stock Transfer, Inc. (including the form of warrant certificate)

Exhibit 99.1	Press Release of Ritter Pharmaceuticals, Inc., dated September 29, 2017

Exhibit 99.2	Press Release of Ritter Pharmaceuticals, Inc., dated October 3, 2017

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITTER PHARMACEUTICALS, INC.

By:	/s/ Michael D. Step
Name:	Michael D. Step
Title:	Chief Executive Officer

Date: October 4, 2017